EXHIBIT 99.2

Cash Incentive Awards

On February 21, 2008, the Compensation and Personnel Committee (the “Committee”) of the Company’s Board of Directors awarded the following 2007 annual cash incentives:

Ramani Ayer	$3,250,000
Thomas Marra	$2,265,000
Neal Wolin	$1,620,000
David Johnson	$1,500,000
John Walters	$1,524,000

Base Salary

The 2008 base salary for each executive officer, which became effective as of February 1, 2008, is set forth below:

Ramani Ayer	$1,150,000
Thomas Marra	$990,000
Neal Wolin	$825,000
David Johnson	$711,000
John Walters	$825,000

Stock Options1

On February 21, 2008, the Committee determined to award, effective the second trading day following the filing of the Company’s Form 10-K for the year ended December 31, 2007 (the “Award Date”), options to purchase the number of shares of common stock with the dollar values listed below. The option exercise price per option awarded on the Award Date shall be equal the closing price of the Company’s common stock on the New York Stock Exchange on the Award Date. The number of stock options awarded on the Award Date shall be determined by dividing the dollar value of the award by the value per option established using a binomial lattice option pricing model based on the closing price per share of Company Common Stock on the New York Stock Exchange on the Award Date, in accordance with Financial Accounting Standards Board Statement No. 123(R), Share-Based Payment (“FAS 123R”). This value shall not be reduced to reflect estimated forfeitures during the period.

Ramani Ayer	$2,000,000
Thomas Marra	$1,333,333
Neal Wolin	$891,667
David Johnson[2]	$–
John Walters	$891,667

Restricted Stock Units3

On February 21, 2008, the Committee determined to award on the Award Date, restricted stock units with the dollar values listed below. The number of restricted stock units awarded on the Award Date shall be determined by dividing the dollar value of the award by the closing price per share of Company’s Common Stock on the New York Stock Exchange on the Award Date, in accordance with FAS 123R:

Ramani Ayer	$2,000,000
Thomas Marra	$1,333,333
Neal Wolin	$891,667
David Johnson[2]	$–
John Walters	$891,667

Performance Shares4

On February 21, 2008, the Committee determined to award on the Award Date, performance shares with the dollar values listed below. The number of performance shares to be awarded shall be determined by dividing the dollar value of the award by the Award Date value per performance share based on the closing stock price on the New York Stock Exchange on the Award Date. Because dividends are not paid on performance shares during the three-year performance period, the Award Date value of a performance share is slightly less than the closing stock price on the New York Stock Exchange on the Award Date. The Award Date value per performance share is determined by discounting the closing stock price by the present value of projected dividend payments over the performance period, in accordance with FAS 123R:

Ramani Ayer	$2,000,000
Thomas Marra	$1,333,333
Neal Wolin	$891,667
David Johnson[2]	$–
John Walters	$891,667

Performance Share Award Payouts

On February 21, 2008, the Committee determined to pay out, effective February 21, 2008, performance share awards to the executive officers for the performance period from January 1, 2005 through December 31, 2007 in the common stock amounts listed below:

Ramani Ayer Thomas Marra Neal Wolin David Johnson[2] John Walters	51,448 28,062 11,224 14,032 9,354

On February 21, 2008, the closing price of the Company’s common stock on the New York Stock Exchange was $73.19.

1 These stock options will vest upon the later of: (i) the date upon which the closing price of the underlying stock on the New York Stock Exchange equals or exceeds 125% of the option exercise price for a period of at least 10 consecutive trading days; and (ii) three years from the Award Date.

2 Mr. Johnson has announced his intention to resign from the Company in 2008.

3 Each restricted stock unit represents a contractual right to receive one share of common stock of the Company at the end of a three-year service period.

4 Performance shares represent shares of common stock of the Company which vest upon the Company’s achievement of one or more performance objectives over the performance period established by the Committee. The performance shares will not vest and become payable unless and until the Committee determines, following the end of the performance period, that the performance objectives have been met. The Committee in its sole discretion may elect to pay such awards in shares of common stock, or part in shares of common stock and part in cash, or entirely in cash.